EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054



                                               February 28, 2001


Office of Filings, Information & Consumer Services
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549


         Re: Form N-1A Filing for Floating Rate Portfolio (the "Portfolio") Amendment No. 1 (File No. 811-09987) (the "Amendment")
                  ------------------------------------------------------

Dear Sir or Madam:

     On behalf of the above-referenced Portfolio, transmitted herewith for filing pursuant to (1) the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules promulgated pursuant to Section 8 thereunder, (2) Regulation S-T and (3) the General Instructions to Form N-1A, is the Amendment to the Portfolio's currently effective Registration Statement on Form N-1A under the 1940 Act. The Amendment transmitted herewith contains a conformed signature page, the manually signed original of which is maintained at the offices of the Portfolio.

     The Amendment is marked to indicate changes from the Portfolio's original Registration Statement, which was filed with the Securities and Exchange Commission (the "SEC") on June 22, 2000. The Portfolio is a "master" fund in a "master-feeder" fund arrangement. The Portfolio's audited financial statements dated October 31, 2000 are incorporated into the Amendment by reference to a previous electronic filing with the SEC (Accession No. 0000950156-01-000021).

     Please contact me at (617) 598-8540, or fax number (617) 598-0432 if you have any questions concerning the foregoing or the enclosed.


                                               Very truly yours,


                                               /s/ Eric G. Woodbury
                                               Eric G. Woodbury, Esq.
                                               Vice President